EXHIBIT 4.8

                                      Specimen of Preferred Stock - Series A


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                                    SPECIMEN

                     INCORPORATED UNDER THE LAWS OF VIRGINIA
  NUMBER                                                           SHARES

    -1
 ---------                                                       ------------





                                ESSEX CORPORATION

       AUTHORIZED CAPITAL STOCK: 2,500 Shares of Class A Preferred Stock,
                                par value $100.00



        THIS CERTIFIES THAT, -------------- is the registered holder of
                               (N A M E)
        -------------------  Shares of Class A Preferred Stock, par value
          (NUMBER IN WORDS) $100.00 per Share

        transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.



        IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ---- day of A.D 1997.

                                       (CORPORATE SEAL)

        --------------------                  ---------------------------------
        Assistant Secretary                   Chief Financial Officer/Treasurer

        SEE LEGEND ON REVERSE OF CERTIFICATE


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         THIS  SECURITIES  REPRESENTED  HEREBY  HAVE  NOT BEEN  THE  SUBJECT  OF
         REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE FOREGOING ACT OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF (INCLUDING RULE
         144), AS EVIDENCED BY AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.












         FOR VALUE RECEIVED ------------------ hereby sell, assign and transfer unto -----------------------------------------------------------------

         --------------------------------------------------------------- Shares
     represented by the within Certificate, and do hereby irrevocably constitute and appoint----------------------- Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.


                  Dated  ----------------------  19-----


                           In presence of----------------------------------